Exhibit 10.20

SUBLEASE

THIS SUBLEASE made as of this 15th day of June, 2005, by and between Accupath Diagnostic Laboratories, Inc. dba U.S. Labs, a California corporation (hereinafter called "Sublandlord"), and CombiMatrix Molecular Diagnostics, Inc., a California corporation (hereinafter called "Subtenant").

RECITALS

A.  Pursuant to that certain Lease Agreement by and between Edison Spectrum Partners, LLC (hereinafter called "Landlord") and Sublandlord dated August 9, 2004, including all exhibits and amendments thereto, if any, a copy of all of which is attached hereto as Exhibit A (collectively, as the same may be amended from time to time, hereinafter call the "Lease"), Sublandlord is the lessee of certain real property located at 310 Goddard Way, Suite 150, Irvine, California (hereinafter called the "Leased Premises") more particularly described in Exhibit A, together with all improvements constructed thereon.

B.  Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant all of the Leased Premises (hereinafter called the "Subleased Premises"), which are depicted on Exhibit A to the Lease.

C.  Sublandlord and Subtenant desire to enter into this Sublease defining their respective rights, duties, and liabilities to the Subleased Premises.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.  TERM.  Sublandlord, for and in consideration of the payment of the rent and the performance of the covenants hereinafter mentioned, does hereby sublease unto Subtenant, the Subleased Premises for a term (hereinafter called the "Term") commencing on the date first set forth above (the "Commencement Date") and ending on August 31, 2006.

Sublandlord shall use commercially reasonable efforts to deliver the Subleased Premises to Subtenant on or about the Commencement Date. If Sublandlord fails to timely deliver the Sublease Premises, Sublandlord shall not be liable to Subtenant for any loss or damage resulting therefrom, and this Sublease shall not be void or voidable except as may be provided hereinbelow. If Sublandlord does not deliver the Sublease Premises within five (5) days of the Commencement Date for any reason other than for reasons outside the reasonable control of Sublandlord, this Sublease may be terminated by Sublandlord or Subtenant by written notice to the other, and if so terminated neither Sublandlord nor Subtenant shall have any further rights, duties or obligations under this Sublease, except with respect to provisions that expressly survive termination of this Sublease. If neither Sublandlord nor Subtenant elects to terminate this Sublease within five (5) business days of the lapse of such five (5) day period, such right to terminate shall be waived and this Sublease shall remain in full force and effect.

Subtenant acknowledges, represents and warrants that, notwithstanding anything to the contrary in this Sublease or in the Lease, Subtenant has had an opportunity to inspect the Subleased Premises and hereby accepts the Subleased Premises in their "AS IS" condition, subject only to Sublandlord's removal of its personal property from the Subleased Premises. Possession of the Subleased Premises by Subtenant shall be conclusive evidence that Subtenant accepts the Subleased Premises "AS IS," and that the Subleased Premises are suited for Subtenant's use and are in good and satisfactory condition as of the time possession is taken. Subtenant acknowledges that neither Landlord nor Sublandlord, nor their respective agents or representatives, has made any representations, warranties, or promises with respect to the Building or the Subleased Premises, except as may be expressly set forth in this Sublease.

2.  RENT. The rent during the Term (hereinafter called the "Rent") shall be the actual monthly rent and all other sums otherwise required to be paid by Sublandlord to Landlord for the Subleased Premises under the Lease, as and when due thereunder, including, without limitation, the Base Rent and the Operating Expenses, as set forth in the Lease. Rent for any partial month shall be prorated accordingly. All Rent shall be paid in advance to Sublandlord on the first day of each month during the Term., at 2601 Campus Drive, Irvine, California 92612 Attention: Glen Fredenberg. Notwithstanding anything to the contrary contained in this Section 2, Subtenant shall not be obligated to pay (i) any Bonus Rent that may come due under Section 12.4 of the Lease or (ii) any Rent that comes due as a result of Sublandlord's sole failure to comply with the Lease.

3.  SUBJECT TO LEASE. This Sublease is subject and subordinate to the Lease and to all matters to which the Lease is now or hereafter made subordinate. Subtenant's interest in the Sublease Premises and rights under this Sublease are derivative of the Sublandlord's rights under the Lease and Subtenant acknowledges and agrees that, notwithstanding anything to the contrary in this Sublease, Subtenant's rights hereunder and with respect to the Sublease Premises shall be no greater than those of Sublandlord pursuant to the Lease. Except as may be inconsistent with the terms, covenants and conditions of this Sublease, all the terms, covenants, and conditions in the Lease shall be deemed a part of this Sublease, with references in the Lease to "Lessor" deemed made to "Sublandlord", references to "Lessee" deemed made to "Subtenant", and references to the "Leased Premises" deemed made to the "Subleased Premises". The termination of the Lease for any reason whatsoever shall cause an automatic and contemporaneous termination of this Sublease. Sublandlord represents and warrants that, as of the Commencement Date, it is in compliance with all terms, covenants and conditions of the Lease and will, in the future, continue to so comply.

The following sections of and Exhibits to the Lease are not applicable to this Sublease: 1.1, 1.10, 1.13, 2.2, 3.1.1, 3.3, 5, 15, and Exhibit B.

In the case of any breach or default of this Sublease by Subtenant, Sublandlord shall have the rights against Subtenant as would be available to the Lessor against the Lessee under the Lease if such breach were by the Lessee thereunder. Subtenant, with respect to the Subleased Premises, will duly and faithfully observe all the terms, covenants and conditions and perform all the obligations imposed upon Sublandlord as Lessee under the Lease, except for those sections and Exhibit listed above.

Subtenant shall not commit any act that requires Landlord's consent under the Master Lease without first obtaining the consent of Master Landlord and Sublandlord. Notwithstanding any contrary provision of this Sublease or any other agreement between Sublandlord and Subtenant, Sublandlord shall have no obligation to obtain Landlord's consent on behalf of Subtenant, and shall not be liable for any failure of Landlord to grant its consent.

Neither Sublandlord nor Subtenant shall do or permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Lease.

Sublandlord agrees to execute all documents reasonably requested by Subtenant evidencing Subtenant's compliance with all the terms, covenants and conditions of this Sublease.

Subtenant shall keep and maintain all insurance required of Lessee pursuant to the Lease, on the terms, covenants and conditions as provided in the Lease.

Subtenant shall provide at its expense the removal of any bio-hazardous waste generated by Subtenant on the Subleased Premises.

At the expiration of the Term or upon the earlier termination of this Sublease, Subtenant shall vacate the Subleased Premises in accordance with the Lease and Subtenant will have no further interest in the Subleased Premises or any additions, improvements or alterations thereto.

4.  PERSONAL PROPERTY. Subtenant shall have the right to install, place and use any and all fixtures, equipment, inventory, and supplies (collectively the "Personal. Property") on the Subleased Premises as it deems fit and for any purpose whatsoever and shall have the right to remove the Personal Property form the Subleased Premises at anytime.

5.	INDEMNIFICATION.

5.1
Indemnification of Landlord and Sublandlord. Subtenant shall indemnify, protect, defend, and hold harmless Landlord and Sublandlord and each of their respective affiliates, partners, members, directors, officers, employees, and agents, from and against any and all claims, suits, demands, liabilities, damages and expenses of every kind and description, including reasonable attorneys' fees and costs, arising from or in connection with (i) Subtenant's use of the Subleased Premises or the conduct of its business therein.; (ii) any activity performed or permitted by Subtenant or any of its affiliates, partners, members, directors, officers, employees, agents, contractors or licensees on the Project; (iii) any Event of Default; or (iv) the willful misconduct or negligent acts or omissions of Subtenant or any of its affiliates, partners, members, directors, officers, employees, agents, contractors, or licensees.

5.2
Exclusions from Liability. In no event shall Landlord or Sublandlord be liable to Subtenant for any injury to any person: in or about the Subleased Premises or damage to the Subleasd Premises or for any loss, damage or injury to any property of Subtenant therein unless and to the extent such loss, damage or injury is caused by the gross negligence or willful misconduct of Landlord or Sublandlord. Without limiting the foregoing, in no event shall Landlord or Sublandlord be liable to Subtenant for (i) loss of records kept within the Subleased Premises, (ii) injury to Subtenant's business or loss of income relating to any damage or destruction of personal property (including without limitation, any loss of such records), or (iii) damages arising from any act, omission or neglect of any tenant in the Building or of any other third party.

5.3
Sublandlord's Obligations. The obligations of Sublandlord under this Sublease do not constitute personal obligations of the individual directors, officers, employees, partners or shareholders of Sublandlord, and Subtenant shall not seek recourse against said individual directors, officers or shareholders of any of their personal assets for satisfaction of any liability with respect to this Sublease.

5.4
Limitation. The indemnities set forth in Section 5.1 shall not apply to the extent any liability or damage is covered by insurance maintained by Sublandlord and Subtenant, respectively. The indemnities pursuant to Section 5.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be or actually carried by either party pursuant to this Sublease.

5.2
Indemnity of Subtenant. Sublandlord does hereby indemnify and hold Subtenant harmless from and against any loss, cost, claim, damage, liability or expense, including reasonable attorneys' fees, which Subtenant may suffer, incur, or expend arising out of any failure on the part of Sublandlord to perform fully any of its obligations hereunder.

6.	USE AND MAINTENANCE.

6.1
Subtenant's Use of the Subleased Premises. Subtenant shall use the Subleased Premises only for purposes that are consistent with the Use provision of the Lease and/or for such other purposes not specifically prohibited by this Sublease or the Lease and shall not do or permit any unlawful act within the Subleased Premises. The parties hereto understand and agree that the Subleased Premises shall be dedicated to the Subtenant's use at all times during the Term of this Sublease.

6.2
Subtenant's Maintenance and Repair. Except for any obligations of Sublandlord under the Lease that are specifically set forth and assumed by Sublandlord in this Sublease and any obligations of Landlord under the Lease, Subtenant shall, at Subtenant's sole expense, keep the Subleased Premises and every part thereof in good condition, ordinary wear and tear, condemnation and insured casualty excepted. If Sublandlord reasonably determines that (i) any maintenance and/or repair of the Subleased Premises is required under the terms of the Lease, or (ii) any maintenance and/or repair to the Building is required by reason of the negligent act or omission or willful misconduct of Subtenant or its agents, employees, contractors, invitees} or licensees, and Sublandlord or Landlord performs the required maintenance or repair work, Subtenant shall pay to Sublandlord or Landlord (as applicable) the reasonable cost of such maintenance and rcpairs.

6.3
Subtenant's Alterations and Improvements. Unless specifically permitted by the terms of this Sublease, Subtenant shall not make any alterations or improvements to the Subleased Premises without the consent of Landlord and Sublandlord. Sublandlord shall reasonably cooperate and assist Subtenant in obtaining the consent of Landlord under the Lease, and Sublandlord shall not unreasonably withhold, condition or delay its consent to any alteration or improvement requested by Subtenant that is approved by Landlord.

6.4
Sublandlord's Maintenance and Repair. Sublandlord shall have no obligation to operate, maintain, or repair the Sublease Premises or the Building. Subtenant shall have the right to notify Sublandlord of any needed maintenance and/or repairs that are the obligation of Landlord under the Lease, and Sublandlord shall inform Landlord of such items and shall use commercially reasonable efforts to cause Landlord to complete such maintenance or repairs to the extent Landlord is obligated to do so under the terms of the Lease. Unless specifically provided in this Sublease, there shall be no abatement of Rent with respect to, and Sublandlord shall not be liable for, any injury to or interference with Subtenant's business arising from any repairs, maintenance, alteration, or improvement in or to any portion of the Project or the Building, including the Subleased Premises, or in or to the fixtures, appurtenances, and equipment therein. Subtenant hereby waives and releases any right to make repairs at Sublandlord's expense under Section 1942 of the California Civil Code and the provisions of Section 1932(1) of the California Civil Code or under any applicable Law now or hereafter in effect.

6.5	Alterations and Improvements. Sublandlord shall have no obligation to alter, remodel, improve, repair, decorate,, or paint the Subleased Premises or any part thereof.

6.6	Abatement of Rent. In the event the Subleases Premises are damaged, as described in Section 9.1 of the Lease, the Rent shall abate in accordance with Section 9.6 of the Lease.

7.  Parking Privileges. Subtenant is hereby granted the Vehicle Parking privileges. Subtenant shall at all times comply with the terms of the Lease with respect to its use of such Vehicle Parking privileges. Subtenant shall pay all costs, fees and charges applicable to such Vehicle Parking privileges imposed or charged in accordance with the terms of the Lease or other rules and regulations established by Landlord.

8.  Compliance With Laws and Permits. Subtenant shall, at Subtenant's sole cost and expense, comply throughout the Sublease Term with all Applicable Law now or hereafter in effect with respect to the Subleased Premises and Subtenant's use and occupancy thereof.  If any governmental license, permit, or similar consent or authorization is required with respect to Subtenant's use or occupancy of the Subleased Premises, including, without limitation, any improvements or alterations performed therein, Subtenant shall be responsible, at its sole cost and expense, for obtaining and maintaining such required licenses, permits, and authorizations, and shall at all times comply with the terms and conditions thereof.

9.  Tax on Subtenant's Personal Property. Prior to delinquency, Subtenant shall pay all taxes levied or assessed upon Subtenant's personal property in or about the Subleased Premises or other personal property from time to time located within the Subleased Premises for or on the account of Subtenant, including any improvements existing as of the Commencement Date that are used by Subtenant (collectively, "Subtenant's Property"). If the assessed value of Landlord's or Sublandlord's property is increased by the inclusion therein of a value placed upon Subtenant's Property, then Subtenant shall pay Sublandlord, within 10 business days of Subtenant's receipt of a written demand and evidence of said increased assessment, the proportion of taxes so levied against Landlord or Sublandlord resulting from any such direct assessment or said increase in assessment.

10.  Landlord's Sublandlord's Right of Entry. Landlord or Sublandlord, as applicable, and their employees, agents and representatives shall have the right to enter the Subleased Premises for purposes of inspection, to post notices of non-responsibility, to supply any services to be provided by or under the Lease or this Sublease, to perform all required or permitted work therein, for the purpose of making alterations, repairs or additions to the Subleased Premises or the Building that are permitted under the Lease or this Sublease, as required by Law, or in cases of emergencies. Landlord or Sublandlord shall use commercially reasonable efforts to minimize interference with Subtenant's use of the Subleased Premises during any such entry by Sublandlord. During the last ninety (90) days of the Terra, Landlord or Sublandlord, as applicable, and their employees, agents and representatives shall also have the right to show the Subleased Premises to prospective tenants, mortgagees, prospective mortgagees or prospective purchasers of the Building or Project. No entry permitted hereunder shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Subleased Premises, or an eviction of Subtenant. Subtenant hereby waives any claim against Sublandlord, Landlord and their respective employees, agents or representatives for damages for interference with Subtenant's business or quiet enjoyment of the Subleased Premises in connection with the right of entry set forth in this section.

11.	Assignment and Subletting

11.1
Subtenant shall have the right to assign its interest in this Sublease or to sub-sublet the Subleased Premises with the prior written consent and approval of Sublandlord (which consent shall not be unreasonably withheld or delayed) and the consent and approval of Landlord pursuant to the terms of the Lease. Subtenant shall submit any request for consent and approval by Sublandlord and Landlord to any proposed sub-sublease or assignment not less than 30 days prior to such proposed sub-sublease or assignment.

11.2
Subtenant hereby waives the provisions of any Law, now or hereafter in force (including, without limitation, Section 1995.3 10 of the California Civil Code), that provide that Subtenant may terminate this Sublease if Sublandlord is determined to have unreasonably refused consent and approval to an assignment or sub-sublease by Subtenant in violation of Subtenant's rights under this Section, it being agreed that Subtenant's sole remedy in such a case will be the recovery of any contract damages caused by Sublandlord's actions.

11.3
Notwithstanding any assignment or sub-sublease, Subtenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Subtenant's other obligations under this Sublease.

12.	Surrender of Subleased Premises and Removal of Subtenant's Property.

12.1
Subtenant's Surrender of the Subleased Premises. Upon the expiration or earlier termination of this Sublease, Subtenant shall quit and surrender possession of the Subleased Premises to Sublandlord, broom clean, free and clear of all personal property of Subtenant and with all appurtenant systems, equipment and fixtures that are Subtenant's obligation to maintain and repair in good order and repaired in serviceable condition, reasonable wear and tear, condemnation and insured casualty excepted, and shall, without expense to Sublandlord, remove or cause to be removed from the Subleased Premises all debris and rubbish, all Subtenant's personal property, and Subtenant shall repair all damage to the Subleased Premises resulting from such removal.

12.2
Surrender of Subleased Premises and Removal of Alterations and Improvements. In the event Landlord requires the removal of any Lessee Owned Alterations or Utility Installations upon the expiration or earlier termination of the Lease, as set forth in Section 7.4.2 of the Lease, Subtenant shall be responsible for the cost of such removal and any related restoration of the Subleased Premises.

13.  Rules and Regulations. The Rules and Regulations, as amended from time to time, for the Building attached as Exhibit D to the Lease are hereby incorporated herein and made a part of this Sublease. Subtenant agrees to abide by and comply with each and every of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord or Sublandlord.

14.	General Provisions

14.1
Notices. All notices to be given pursuant to this Sublease shall be delivered and deemed given in accordance with Section 23 of the Lease. All notices to be given pursuant to this Sublease shall be given to the parties at the following respective addresses:

If to Sublandlord:	2601 Campus Drive Irvine, California 92612 Attn: CEO

with a copy to:	Laboratory Corporation of America Holdings 430 South Spring Street, 1st Floor Burlington, North Carolina 27215 Attn: General Counsel

If to Subtenant:	310 Goddard Way, Suite 150 Irvine, California 92818 Attn: Matt Watson

with a copy to:	CombiMatrix, Inc. 6500 Harbour Heights Parkway, Suite 301 Mukilteo, Washington 98275 Attn: General Counsel

To Landlord:	Edison Spectrum Partners, LLC c/o La Quinta Development 320 Goddard Way, Suite 150 Irvine, California 92818 Attn: Thom Falcon

14.2
Entire Agreement; No Oral Amendment. All prior written and oral understandings, representations, warranties, and agreements between Sublandlord and Subtenant with respect to the Subleased Premises are superseded by and merged into this Sublease, which alone fully and completely sets forth the understanding of Sublandlord and Subtenant with respect to the Subleased Premises. Subtenant acknowledges that neither Sublandlord nor Landlord, nor any agent of either such party has made any representation or warranty, except as maybe expressly provided in this Sublease, with respect to the Subleased Premises, the Building, or any other portion of the Project. This Sublease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Sublandlord and Subtenant and, if required by the Lease, consented to in writing by Landlord.

14.3
No Waiver. The waiver by Sublandlord or Subtenant of any breach or default of any term, provision, covenant, or condition contained in this Sublease, or the failure of such party to insist on the strict performance by the other party, shall not be deemed to be a waiver of such term, provision, covenant, or condition as to any subsequent breach or default thereof or of any other term, covenant, or condition contained in this Sublease. The acceptance of Rent hereunder by Sublandlord or the payment of Rent hereunder by Subtenant shall not be deemed to be a waiver of any breach or default by Subtenant or Sublandlord, respectively, of any term, provision, covenant, or condition herein, other than the failure of Subtenant to pay the particular rent so accepted, regardless of Sublandlord's or Subtenant's respective knowledge of such breach or default at the time of acceptance or payment of rent.

14.4
Successors and Assigns. This Sublease shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, representatives, and permitted successors and assigns of the parties hereto.

14.5
Severability. If any term or provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions, and covenants of this Sublease shall not be affected thereby and each of said terms, covenants, and conditions shall be valid and enforceable to the fullest extent permitted by applicable Laws.

14.6
Attorneys' Fees. If either Sublandlord or Subtenant reasonably seeks legal services with respect to the proper interpretation or enforcement of this Sublease, the party receiving substantially the result it sought or defended (the "Prevailing Party"), whether by award, judgment, stipulation, settlement, workout, default, or otherwise and whether or not any legal action may have been instituted or instituted and then voluntarily dismissed, shall be entitled to recover from the adverse party all actual fees and costs incurred by the Prevailing Party in connection with such legal services ("Legal Fees"). Legal Fees include, without limitation, (i) fees, costs, and expenses of any engineers, accountants, appraisers, consultants, brokers, and other professionals or experts retained or consulted by the Prevailing Party, and other costs and expenses of investigation or analysis incurred by the Prevailing Party in support of its position, and (ii) all such fees, costs, and expenses incurred in any aspect of the legal process, whether out-of-court negotiations, mediation, arbitration, commencement of suit, discovery, law and motion, trial, appellate proceedings, or any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any successor statutes.

14.7
No Partnership or Joint Venture. Nothing in this Sublease shall be construed as creating a partnership or joint venture between Sublandlord, Subtenant or any other party, or cause Subtenant or Sublandlord to be responsible for the debts of the other or of any third party.

14.8
Counterparts. This Sublease may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Sublease may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto by having attached to it one or more additional signature pages.

14.9	No Recordation. Neither this Sublease nor a memorandum thereof shall be filed by or on behalf of Subtenant in any public record.

14.10	Time. Time is of the essence as to the performance of Subtenant's obligations under this Sublease.

14.11
No Third Party Benefits. Except to the extent expressly provided otherwise in this Sublease, Sublandlord and Subtenant do not intend by any provision of this Sublease to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Sublease..

14.12
Quiet Enjoyment. So long as Subtenant shall perform all of the covenants and agreements herein required to be performed by Subtenant, Subtenant shall, subject to the terms of this Sublease, at all times during the Sublease Term, have peaceful and quiet enjoyment of the Sublease Premises against any person claiming by, through or under Sublandlord.

14.13
Captions. The captions or section headings used in this Sublease are for convenience only and shall not affect the meaning, construction or interpretation of any term, condition or provision of this Sublease.

15.	Non-Solicitation

15.1
During the Term of this Sublease, Subtenant will not, and will cause each of its employees to not, directly or indirectly, solicit the medical laboratory testing business of any customer of US LABS, nor in any way attempt to service the medical laboratory testing needs of such customers. As used herein, the word "indirectly" includes, but is not limited to, Subtenant's or any Subtenant employee's use of the name of any of Subtenant's employees in the solicitation of any of US LABS' employees. The parties understand and agree that the restrictions set forth in this subsection 15.1 only apply to the menu of tests offered by US LABS on the date of execution of this Sublease, which menu includes, but is not limited to, US LABS' contemplated offering of the B&T chip.

15.2
During the Term of this Sublease, Subtenant will not, and will cause each of its employees to not, directly or indirectly, solicit any employee of US LABS on behalf of Subtenant. As used herein, the work "indirectly" includes, but is not limited to, Subtenant's or any Subtenant employee's use of the name of any of Subtenant's employees in the solicitation of any of US LABS' employees.

15.3
In the event this Sublease is terminated for any reason prior to the ending date of August 31, 2006, the parties agree and understand that the restrictions set forth in subsections 15.1 and 15.2 shall continue through the close of business on August 31, 2006.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as ofthe date first above written.

SUBLANDLORD:	Accupath Diagnostic Laboratories, Inc. a California Corporation

By: /s/ Glen Fredenberg
Printed Name: Glen Fredenberg
Its: VP - Finance

SUBTENANT:	CombiMatrix Molecular Diagnostics, Inc., a California Corporation

By: /s/ Matt Watson
Printed Name: Matt Watson
Its: CEO

CONSENT AND ADOPTION OF LESSOR

Lessor executes this Sublease to evidence its consent of the terms, covenants and conditions set forth in this Sublease.

WITNESS:	LESSOR: Edison Spectrum Partners, LLC

By: /s/ Thomas M. Falcon, Pres
Name: Thomas M. Falcon
Title: Member

AMENDMENT OF SUBLEASE AGREEMENT BETWEEN
ACCUPATH DIAGNOSTIC LABORATORIES, INC. AND
COMBIMATRIX MOLECULAR DIAGNOSTICS, INC.

THIS AMENDMENT is effective as of the 15th day of June, 2005 by and between Accupath Dignostic Laboratoreis, Inc dba U.S. Labs, with a principal place of business located at 2601 Campus Drive, Irvine, CA 92612 ("Sublandlord"), and CombiMatrix Molecular Diagnostics, Inc., which has a principal place of business located at 310 Goddard Way, Suite 150, Irvine, California 92818 ("Subtenant")

WHEREAS, the parties have heretofore entered into a sublease agreement on the 15th day of June, 2005 for the sublease of Suite 150 located in the building at 310 Goddard Way, Irvine, California 92818, a copy of which is attached, labeled as Exhibit A and incorporated herein by reference (the "Sublease"); and

WHEREAS, the parties, by this Amendment, desire to amend the Sublease to clarify certain provisions of the Sublease.

NOW, THEREFORE, for and in consideration of the covenants and agreements made herein and of the mutual benefits occasioned by the terms of this Amendment, the presence of which are mutually acknowledged and confessed, the parties each agree as follows:

1.
The third sentence of Section 3 of the Sublease is changed (i) by substituting "Notwithstanding anything to the contrary contained in this Sublease, in the event of any conflict between the terms and provisions of the Sublease and the Lease," for "Except as may be inconsistent with the terms, covenants and conditions of this Sublease,", and (ii) by adding "and shall control" between "Sublease" and the comma in the eighth line of Section 3.

2.	Section 4 of the Sublease is changed by adding "Except as set forth in the Lease," at the beginning of Section 4.

3.
Section 5.2 of the Sublease is changed by changing the first sentence of Section 5.2 to read as follows: "in no event shall Landlord or Sublandlord be liable to Subtenant for any injury to any person in or about the Subleased Premises or damage to the Subleased Premises or for any loss, damage or injury to any property of Subtenant therein, unless and to the extent such loss, damage or injury is caused by the gross negligence or willful misconduct of Sublandlord or by Landlord's negligence and/or breach of express warranties of the Lease."

4.	Section 6.4 of the Sublease is changed by adding "Except as to the extent provided in the Lease," at the beginning of Section 6.4.

5.
All capitalized terms used herein without definition but which are defined in the Lease shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by this reference.

All other terms and provisions of the Agreement as contained in said Exhibit A shall be continued and are hereby ratified and confirmed by each of the parties hereto,

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one in the same instrument.

Accupath Diagnostic Laboratories, Inc.	CombiMatrix Molecular Diagnostics, Inc.

By: /s/ R. Judd Jessup	By: /s/ M.C. Watson
Print Name: R. Judd Jessup	Print Name: M.C. Watson
Title: CEO	Title: CEO

CONSENT OF LESSOR

Lessor executes this amendment of Sublease Agreement to evidence its consent of the terms, covenants and conditions, as amended hereby.

Lessor: Edison Spectrum Partners, LLC

By: /s/ Thomas M. Falcon, Pres.
Name: Thomas M. Falcon
Title: Member